EXHIBIT 21
TENNECO INC.

Company Name	Ownership Type(a)	Primary Jurisdiction
Armstrong Properties (Pty.) Ltd.	Indirect	South Africa
Autopartes Walker, S. de R.L. de C.V.	Indirect	Mexico
CED’S Inc.	Indirect	Illinois
Clevite Industries Inc.	Indirect	Delaware
Fric-Rot S.A.I.C.	Indirect	Argentina
Futaba-Tenneco U.K. Limited	Indirect	United Kingdom
Gillet Exhaust Manufacturing Limited	Indirect	United Kingdom
Gillet Pressings Cardiff Limited	Indirect	United Kingdom
J.W. Hartley (Motor Trade) Limited	Indirect	United Kingdom
Kinetic Pty. Ltd.	Indirect	Australia
Maco Inversiones S.A.	Indirect	Argentina
McPherson Strut Company LLC	Indirect	Delaware
Monroe Amortisor Imalat Ve Ticaret Anonim Sirketi	Indirect	Turkey
Monroe Australia Pty. Limited	Indirect	Australia
Monroe Czechia s.r.o.	Indirect	Czech Republic
Monroe Manufacturing (Pty.) Ltd.	Indirect	South Africa
Monroe Mexico, S. de R.L. de C.V.	Indirect	Mexico
Monroe Holding, S. de R.L. de C.V.	Indirect	Mexico
Monroe Packaging BVBA	Indirect	Belgium
Monroe Springs (Australia) Pty. Ltd.	Indirect	Australia
Monroe Springs (New Zealand) Limited	Indirect	New Zealand
Montagewerk Abgastechnik Emden GmbH	Indirect	Germany
Peabody International Corporation	Indirect	Delaware
Precision Modular Assembly Corp.	Indirect	Delaware
Proveedora Walker S. de R.L. de C.V.	Indirect	Mexico
Pullman Standard Inc.	Indirect	Delaware
Shanghai Tenneco Exhaust System Co., Ltd.	Indirect	China
TA (Australia) Group Pty. Ltd.	Indirect	Australia
Tenneco Asheville Inc.	Indirect	Delaware
Tenneco Asia Inc.	Indirect	Delaware
Tenneco Automotive Brasil Ltda.	Indirect	Brazil
Tenneco Automotive Deutschland GmbH	Indirect	Germany
Tenneco Automotive Eastern Europe Sp. z.o.o.	Indirect	Poland
Tenneco Automotive Europe BVBA	Indirect	Belgium
Tenneco Automotive Europe Coordination Center BVBA	Indirect	Belgium
Tenneco Automotive Foreign Sales Corporation Limited	Indirect	Jamaica
Tenneco Automotive France S.A.S.	Indirect	France
Tenneco Automotive Holdings South Africa Pty. Ltd.	Indirect	South Africa
Tenneco Automotive Iberica, S.A.	Indirect	Spain
Tenneco Automotive Inc. Nevada	Direct	Nevada
Tenneco Automotive India Private Limited	Indirect	India
Tenneco Automotive Italia S.r.l.	Indirect	Italy
Tenneco Automotie Nederland B.V.	Indirect	Netherlands
Tenneco Automotive Operating Company Inc.	Direct	Delaware
Tenneco Automotive Polska Sp. z.o.o.	Indirect	Poland
Tenneco Automotive Port Elizabeth (Proprietary) Limited	Indirect	South Africa

Company Name	Ownership Type(a)	Primary Jurisdiction
Tenneco Automotive Portugal - Componentes Para Automovel, Unipressol, LDA.	Indirect	Portugal
Tenneco Automotive Romania S.r.l.	Indirect	Romania
Tenneco Automotive RSA Company	Indirect	Delaware
Tenneco Automotive Second RSA Company	Indirect	Delaware
Tenneco Automotive Services Societe Par Actions Simplifiee	Indirect	France
Tenneco Automotive Servicios Mexico, S. de R.L. de C.V.	Indirect	Mexico
Tenneco Automotive (Thailand) Limited	Indirect	Thailand
Tenneco Automotive Trading Company	Indirect	Delaware
Tenneco Automotive UK Limited	Indirect	United Kingdom
Tenneco Automotive Volga LLC	Indirect	Russia
Tenneco Automotive Walker Inc.	Indirect	Delaware
Tenneco (Beijing) Exhaust System Co., Ltd.	Indirect	China
Tenneco (Beijing) Ride Control System Co., Ltd.	Indirect	China
Tenneco Brake, Inc.	Indirect	Delaware
Tenneco Brazil Ltda.	Indirect	Brazil
Tenneco Canada Inc.	Indirect	Canada
Tenneco (China) Co., Ltd.	Indirect	China
Tenneco (Dalian) Exhaust System Co. Ltd.	Indirect	China
Tenneco Deutschland Holdinggesellschaft mbH	Indirect	Germany
Tenneco Eastern European Holdings S.a.r.l.	Indirect	Luxembourg
Tenneco-Eberspaecher (Dalian) Exhaust System Co., Ltd.	Indirect	China
Tenneco Eberspaecher (Beijing) Exhaust System Co., Ltd.	Indirect	China
Tenneco Emission Control (Pty) Ltd.	Indirect	South Africa
Tenneco Etain Societe Par Actions Simplifiee	Indirect	France
Tenneco Europe Limited	Indirect	Delaware
Qingdao Tenneco FAWSN Automobile Parts Co., Ltd.	Indirect	China
Tenneco FAWSN (Foshan) Automobile Parts Co., Ltd.	Indirect	China
Tenneco FAWSN (Changchun) Automobile Parts Co., Ltd.	Indirect	China
Tenneco FAWSN (Tianjin) Automobile Parts Co., Ltd.	Indirect	China
Tenneco Fusheng (Chengdu) Automobile Parts Co., Ltd.	Indirect	China
Tenneco Global Holdings Inc.	Indirect	Delaware
Tenneco Global Trading FZE	Indirect	Dubai, U.A.E.
Tenneco GmbH f/k/a Heinrich Gillet GmbH	Indirect	Germany
Tenneco (Guangzhou) Co., Ltd.	Indirect	China
Tenneco Holdings Danmark ApS	Indirect	Denmark
Tenneco Hong Kong Holdings Limited	Indirect	Hong Kong
Tenneco Hungary Korlatolt Felelossegu Tarasag	Indirect	Hungary
Tenneco Innovacion S. L.	Indirect	Spain
Tenneco International Holding Corp.	Indirect	Delaware
Tenneco International Luxembourg S.a.r.l.	Indirect	Luxembourg
Tenneco International Manufacturing S.a.r.l.	Indirect	Luxembourg
Tenneco Japan Ltd.	Indirect	Japan
Tenneco Korea Limited	Indirect	Korea
Tenneco Lingchuan (Chongqing) Exhaust System Co., Ltd.	Indirect	China
Tenneco Management (Europe) Limited	Indirect	United Kingdom
Tenneco (TM Asia) Ltd.	Indirect	Republic of China
Tenneco (TM Belgium) BVBA	Indirect	Belgium
Tenneco (MSCan) Operations Inc.	Indirect	Canada (BC)

Company Name	Ownership Type(a)	Primary Jurisdiction
Tenneco (MUSA)	Indirect	California
Tenneco Mauritius China Holdings Ltd.	Indirect	Mauritius
Tenneco Mauritius Holdings Limited	Indirect	Mauritius
Tenneco (Mauritius) Limited	Indirect	Mauritius
Tenneco Mexico, S. de R.L. de C.V.	Indirect	Mexico
Tenneco Ride Control South Africa (Pty) Ltd.	Indirect	South Africa
Tenneco Silesia spolka z ograniczona odpowiedzialnoscia	Indirect	Poland
Tenneco (Suzhou) Co., Ltd.	Indirect	China
Tenneco (Suzhou) Emission System Co., Ltd.	Indirect	China
Tenneco (Suzhou) Ride Control Co., Ltd.	Indirect	China
Tenneco Sverige AB	Indirect	Sweden
Tenneco Walker (Tianjin) Exhaust System Co., Ltd.	Indirect	China
Tenneco-Walker (U.K.) Limited	Indirect	United Kingdom
Tenneco Zwickau GmbH	Indirect	Germany
The Pullman Company	Indirect	Delaware
The Tenneco Automotive (UK) Pension Scheme Trustee Limited	Indirect	United Kingdom
Thompson and Stammers (Dunmow) Number 6 Limited	Indirect	United Kingdom
Thompson and Stammers (Dunmow) Number 7 Limited	Indirect	United Kingdom
TM.com S.r.l.	Indirect	Italy
TM S.r.l.	Indirect	Italy
TMC Texas Inc.	Indirect	Delaware
Walker Australia Pty. Limited	Indirect	Australia
Walker Danmark ApS	Indirect	Denmark
Walker Electronic Silencing, Inc.	Indirect	Delaware
Walker Europe, Inc.	Indirect	Delaware
Walker Exhaust (Thailand) Company Limited	Indirect	Thailand
Walker Gillet (Europe) GmbH	Indirect	Germany
Walker Limited	Indirect	United Kingdom
Walker Manufacturing Company	Indirect	Delaware
Walker UK Ltd	Indirect	United Kingdom
Wimetal Societe Par Actions Simplifiee	Indirect	France

(a)
Ownership type indicates whether each subsidiary or affiliate is directly owned by Tenneco Inc., indirectly owned by a subsidiary of Tenneco Inc. (in each case, such subsidiary or affiliate may be partially or wholly owned), or a combination thereof.